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                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-105242



            Prospectus Addendum to the Prospectus Dated May 21, 2003.

                          THE GOLDMAN SACHS GROUP, INC.

                                 Debt Securities

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         You should read the accompanying prospectus supplement, which gives the specific terms of the offered debt securities, together with the accompanying prospectus dated May 21, 2003 of The Goldman Sachs Group, Inc. When you read the supplement with the specific terms of the offered debt securities, please note that all references in the supplement to the prospectus dated May 8, 2000, or the prospectus dated June 25, 2001, or to any sections of those documents, should refer instead to the accompanying prospectus dated May 21, 2003, or to the corresponding section of that accompanying prospectus.

         The accompanying prospectus dated May 21, 2003 supersedes the prospectus dated May 8, 2000 and the prospectus dated June 25, 2001.

         Goldman, Sachs & Co. will, and other affiliates of Goldman Sachs may, use this prospectus addendum in connection with offers and sales of the debt securities in market-making transactions.

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                              GOLDMAN, SACHS & CO.

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                     Prospectus Addendum dated May 21, 2003.